EXHIBIT 5.1


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                           March 4, 2005


MTM Technologies, Inc.
850 Canal Street
Stamford, CT  06902

Ladies and Gentlemen:

     We have represented MTM Technologies, Inc., a New York corporation (the "Company") in connection with the preparation and filing of the registration statement on Form S-8 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of an aggregate amount of 3,600,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company to be issued upon exercise of options granted under the 2004 Equity Incentive Plan, 2002 Long-Term Performance Plan and 2000 Long-Term Performance Plan (the "Plans").

     In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examination, we have assumed the legal capacity of all natural persons, the genuiness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies, and the authenticity of originals of such latter documents.

     Based upon the foregoing, we are of the opinion that as of the date hereof the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plans have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment of the exercise price therefor in the manner contemplated by the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                           Very truly yours,

                                           /s/ THELEN REID & PRIEST LLP

                                           THELEN REID & PRIEST LLP